Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporate by reference in the Registration Statement on Form S-1( Registration No. 333-154415) of our report dated March 11, 2009 relating to the financial statements of SmartHeat, Inc. (formerly known as Shenyang Taiyu Machinery & Electronic Equipment Co., Ltd.), which appears this form 10-K/A.

Goldman Parks Kurland Mohidin LLP
Encino, California
June 23, 2009